                                 Exhibit 11.1

                       Computation of Net Loss per Share

                                 Exhibit 11.1

                       CALCULATION OF NET LOSS PER SHARE


-------------------------------------------------------------------------------
Shares - opening balance                                            30,371,333
-------------------------------------------------------------------------------
Share issuances             Mar 5/99      4,400,000    190/273       3,062,271
                            Sep 28/99     2,600,000      3/273          28,571
                            Sep 30/99     2,350,000      1/273           8,608
-------------------------------------------------------------------------------
Weighted Average                                                    33,470,783
-------------------------------------------------------------------------------
Loss                                                                  (935,962)
-------------------------------------------------------------------------------
Loss per share                                                          ($0.03)
-------------------------------------------------------------------------------